EXHIBIT 10(c)
                      Written Consent of Ernst & Young LLP

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                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1994, with respect to the financial statements of Dreyfus Consumer Life Insurance Company included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 33-87376) of PHL Variable Insurance Company and the PHL Variable Accumulation Account.

                            /s/Ernst & Young LLP
                            ERNST & YOUNG LLP

New York, New York
July 13, 1995